UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 28, 2013
Date of Report (date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Commission file number 001-15611

DELAWARE	76-0547750
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

270 Bridge Street, Suite 301, Dedham, MA	02026
(Address of Principal Executive Offices)	(Zip Code)

(781) 329-3952
(Registrant's Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

■ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)

Agreement and Plan of Merger

On March 1, 2013, iParty Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Party City Holdings Inc., a Delaware corporation (“Parent”), and Confetti Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).  Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of (i) the common stock of the Company (the “Common Shares”) will be canceled and extinguished and automatically converted into the right to receive $0.45 in cash, without interest, (ii) the Series B Convertible Preferred Stock (the “Series B Shares”), the Series C Convertible Preferred Stock (the “Series C Shares”) and the Series D Convertible Preferred Stock (the “Series D Shares”) will be canceled and extinguished and automatically converted into the right to receive their per share liquidation preference as set forth in their respective Certificates of Designation of $20.00 per share, without interest, and (iii) the Series E Convertible Preferred Stock (the “Series E Shares”) and the Series F Convertible Preferred Stock (the “Series F Shares”, and collectively with the Common Shares, the Series B Shares, the Series C Shares, the Series D Shares and the Series E Shares, the “Shares”) will be canceled and extinguished and automatically converted into the right to receive the greater of their respective liquidation preferences and $0.45 per each Common Share into which a Series E Share or Series F Share is then convertible, in either case, without interest, as the price per Common Share is greater than such Series E Share and Series F Share conversion ratio.  Each outstanding and unexercised option under the Company’s equity incentive plans (the “Company Options”) will become fully vested, and will be terminated and converted into the right to receive (i) cash payment equal to the positive difference, if any, between $0.45 and their respective exercise prices multiplied by (ii) the total number of Common Shares subject to such option or other right. The total transaction has an expected enterprise value of approximately $35 million, excluding deal expenses.

During the period beginning on the date of the Merger Agreement and ending at 11:59 p.m. (Eastern Time) on March 31, 2013 (the “Go-Shop Period”), the Company may initiate, solicit and encourage, whether publicly or otherwise, any acquisition proposals from third parties, and provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. Starting at 12:00 a.m. (Eastern Time) on April 1, 2013 (the “No-Shop Period Start Date”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities until 12:00 a.m. (Eastern Time) on April 11, 2013 (the “Go-Shop Extension Period”) with certain third parties from whom the Company has received an acquisition proposal during the Go-Shop Period that the Board has determined constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below) (each, an “Excluded Party”).

Notwithstanding the limitations applicable after the No-Shop Period Start Date, prior to obtaining the Company Stockholder Approval (as defined below), the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited acquisition proposal that the Board has determined constitutes or could reasonably be expected to lead to a Superior Proposal. A “Superior Proposal” is an acquisition proposal for not less than 75% of the consolidated assets or equity of the Company which the Board determines has terms more favorable from a financial point of view to the Company’s stockholders than those set forth in the Merger Agreement taking into account (i) all financial considerations (including ability to finance) of such acquisition proposal, (ii) the person making such acquisition proposal, (iii) the timing and likelihood of consummation of the transactions contemplated by the acquisition proposal and (iv) all adjustments to the terms of the transactions contemplated by the Merger Agreement, which may be offered by Parent in accordance with the terms of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent, including if the Merger is not consummated by 12:00 a.m. (Eastern Time) on August 1, 2013. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee and/or expenses that are reasonably documented and actually incurred, in an amount that is reasonable in the circumstances of the transaction, and that, in any event, does not exceed $750,000 or $1,000,000 (depending upon the circumstances of termination). If the termination fee becomes payable as a result of (i) the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a Superior Proposal or (ii) by Parent terminating the Merger Agreement as a result of the Company’s entry into such an agreement or the Board changing its recommendation with respect to the Merger, the amount of the termination fee will be $1,750,000, provided however that if the Merger Agreement in terminated prior to the end of the Go Shop Period or during the Go Shop Extension Period, the amount of the termination fee (with certain exceptions) will be $1,000,000.  The Company may be required to pay a termination fee and/or Parent expenses in certain other circumstances as more fully described in the Merger Agreement.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Company Stockholder Approval and (iii) the use of commercially reasonable efforts to cause the Merger to be consummated.

The consummation of the Merger is subject to customary conditions to closing, including the approval of the Company’s stockholders. The affirmative votes of the holders of a majority of the then outstanding voting power of the Common Shares and the then outstanding Preferred Shares entitled to vote (with, for purposes of clarity, the Preferred Shares’ voting power calculated on an as-converted basis), voting together as single class, in favor of the Merger Agreement is required to approve the Merger (the “Company Stockholder Approval”).

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and, as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Concurrently with the execution and delivery of the Merger Agreement, the Estate of Robert H. Lessin, Robert H. Lessin Venture Capital LLC and Boston Millennia Partners, L.P, each a significant stockholder with the right to elect a director to the Company’s board of directors, all of the directors of the Company, other than Marty Hernon who is the Series C Director appointed by Boston Millennia Partners, and Dorice Dionne, our Senior Vice President of Marketing (collectively, the “Holders”), each entered into a Voting Agreement (the “Voting Agreement”) with Parent, whereby each such Holder agreed, among other things, to vote all of its, her or his Shares for the approval of the Merger and the other transactions contemplated thereby.  In addition, each Holder agreed not to directly or indirectly transfer its, her or his Shares during the term of the Voting Agreement, subject to certain exceptions.  The Voting Agreement terminates upon termination of the Merger Agreement. The Holders own Shares representing approximately 35% of the Company’s outstanding Shares, on an as converted basis, as of February 28, 2013.

The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Board of Directors of the Company (the “Board of Directors”), upon the unanimous recommendation of the Special Committee of the Board, has unanimously approved and adopted the Merger Agreement.  Raymond James & Associates, Inc. served as financial advisor to the Company and provided a fairness opinion to the Board of Directors.

On March 1, 2013, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where You Can Find It

In connection with the proposed transaction, the Company will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of iParty are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about iParty and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by iParty with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by iParty by contacting David Robertson, Chief Financial Officer, at 781-355-3770. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

The Company and its directors and certain executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the transaction. Information regarding the directors and executive officers and their respective interests in the Company by security holdings or otherwise is included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of iParty’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from the iParty Investor Relations Web Site, at http://www.iParty.com.

Second Amendment to Credit Facility

On February 28, 2013, iParty Corp. (the “Company”) and its wholly owned subsidiary, iParty Retail Stores Corp., as borrowers (together, the “Borrowers”), entered into that certain Second Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Facility”) by and among the Borrowers and Wells Fargo Bank, National Association, as administrative agent and collateral agent (“Wells Fargo”). Under the Credit Facility, the Company must maintain a minimum excess availability of 7.5%.  The Amendment allows the Company to request that the minimum excess availability be reduced to zero for a period of not more than sixty days in the aggregate during the period beginning February 28, 2013 and ending April 30, 2014. The Company may make the request twice during this period.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in respect of the Second Amendment to Credit Facility, and Exhibit 10.1 in respect thereof, are hereby incorporated by reference into this Item 2.03.

Item 3.01 Material Modifications to the Rights of Security Holders.

On March 1, 2013, the Company’s board of directors approved, and the Company entered into, Amendment No. 1 to the Rights Agreement, dated as of October 7, 2011, by and between the Company and the Continental Stock & Trust Company, with the purpose and intent of rendering the Rights Agreement inapplicable to the Merger, the Merger Agreement, the Voting Agreements and any other transaction with Parent, Merger Sub or their stockholders or affiliates contemplated by the Merger Agreement, and to cause the Rights Agreement to terminate immediately prior to the effective time of the Merger.

The foregoing description of the amendment to the Rights Agreement is not complete and is qualified in its entirety by reference to Amendment No. 1 to Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01  Other Events.

On March 1, 2013, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated March 1, 2013 by and among iParty Corp., Party City Holdings Inc. and Confetti Merger Sub, Inc.*
2.2	Form of Voting Agreement dated March 1, 2013 between Party City Holdings Inc. and certain stockholders.
4.1	Amendment No. 1 dated March 1, 2013 to the Rights Agreement dated October 7, 2011 by and between iParty Corp. and Continental Stock Transfer & Trust Company.
10.1
Second Amendment dated February 28, 2013 to Second Amended and Restated Credit Agreement among iParty Corp. and iParty Retail Stores Corp., as borrowers, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

99.1	Press Release, dated March 1, 2013.

*The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

iPARTY CORP.
(Registrant)

March 1, 2013

By:/s/ Sal Perisano
Sal Perisano
Chairman of the Board and
Chief Executive Officer

Exhibit List

2.1	Agreement and Plan of Merger, dated March 1, 2013 by and among iParty Corp., Party City Holdings Inc. and Confetti Merger Sub, Inc.*
2.2	Form of Voting Agreement dated March 1, 2013 between Party City Holdings Inc., and certain stockholders.
4.1	Amendment No. 1 dated March 1, 2013 to the Rights Agreement dated October 7, 2011 by and between iParty Corp. and Continental Stock Transfer & Trust Company.
10.1
Second Amendment dated February 28, 2013 to Second Amended and Restated Credit Agreement among iParty Corp. and iParty Retail Stores Corp., as borrowers, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

99.1	Press Release, dated March 1, 2013.

*The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules to the Commission upon request.